Exhibit 99.1
FOR IMMEDIATE RELEASE
ENNIS, INC. REPORTS RESULTS
FOR THE FIRST QUARTER ENDED MAY 31, 2008
AND RECORD SALES FOR THE QUARTER
     Midlothian, Texas June 23, 2008 — Ennis, Inc. (the “Company”), (NYSE: EBF), today reported financial results for the first quarter ended May 31, 2008.
Highlights
▪	Revenues increased 6.8% over the same quarter last year, from approximately $152.8 million to approximately $163.2 million.

▪	Apparel Segment revenues increased by $10.3 million for the quarter, or 15.2%, from approximately $67.6 million to approximately $77.9 million.
Financial Overview
          For the quarter, our net sales increased by $10.4 million, or 6.8%, from $152.8 million for the quarter ended May 31, 2007 to $163.2 million for the quarter ended May 31, 2008. During the quarter, we had 1 less sales day than the previous year (63 days versus 64 days). Our Print sales for the quarter were $85.3 million, compared to $85.1 million for the same quarter last year, or an increase of 0.2%. Apparel sales for the quarter were $77.9 million, compared to $67.6 million for the same quarter last year, or an increase of 15.2%. Our overall gross profit margins (“margins”) during the quarter decreased from 27.1% to 24.8% for the quarters ended May 31, 2007 and May 31, 2008, respectively. Our Print margins increased from 26.5% to 27.8%, while the Apparel margins decreased from 27.8% to 21.5%, for the quarters ended May 31, 2007 and May 31, 2008, respectively. Our earnings for the quarter increased 0.9% from $10.8 million for the quarter ended May 31, 2007 to $10.9 million for the quarter ended May 31, 2008. Our basic earnings per share (“EPS”) increased from $.42 per share to $.43 per shares for the quarters ended May 31, 2007 and May 31, 2008, respectively, while our diluted EPS remained constant for both quarters at $.42 per share.

          The Company, during the quarter ended May 31, 2008, generated $21.7 million in EBITDA (earnings before interest, taxes, depreciation and amortization) compared to $22.5 million for the comparable quarter last year.
Reconciliation of non-GAAP to GAAP measure (dollars in thousands):

	Three months ended
	May 31,
	2008	2007
Earnings before income taxes	$17,223	$17,137
Interest expense	1,033	1,492
Depreciation/amortization	3,400	3,879

EBITDA (non-GAAP)	$21,656	$22,508

Keith Walters, Chairman, President & CEO, commented by saying, “As stated in our last earnings release, we felt that fiscal year 2009 was going to be a challenging year given the general economic climate and current pressures on commodity prices. I was confident in our ability to navigate these trying times and I feel we demonstrated that with our results this quarter. Given these trying economic times and with our Apparel Segment experiencing commodity price increases approaching 20%, we still delivered results above our previous year’s results. While our Apparel Segment increased their selling prices to offset some of these commodity price increases, this did not fully absorb the entire extent of these increases. Strategically, we also looked at these volatile times in the apparel market as a potential opportunity to increase our market share, which we feel we successfully accomplished during the quarter with a growth rate exceeding 15%, even with one less sale day. With this new volume and with an additional price increase just recently passed along, we feel our Apparel Segment is well positioned for the remainder of this fiscal year. While we do feel the Print Segment’s top-line is starting to be somewhat impacted by the general economic climate, they are continuing to benefit from the cost control initiatives started last fiscal year. Overall, I am proud of what we accomplished this quarter and look forward to the remainder of the year.”
About Ennis
Ennis, Inc. (www.ennis.com) is primarily engaged in the production of and sale of business forms, apparel and other business products. The Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, the Company has production and distribution facilities strategically located throughout the United States of America, Mexico and Canada, to serve the Company’s national network of distributors. The Company, together with its subsidiaries, operates in two business segments: the Print Segment (“Print”) and Apparel Segment (“Apparel”). The Print Segment is primarily engaged in the business of manufacturing and selling business forms, other printed business products, printed and electronic media, presentation products, flex-o-graphic printing, advertising specialties and Post-it® Notes, internal bank forms, secure and negotiable documents, envelopes and other custom products. The Apparel Segment manufactures T-Shirts and distributes T-Shirts and other active-wear apparel through six distribution centers located throughout North America.
Safe Harbor Under The Private Securities Litigation Reform Act of 1995
Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These statements are subject to numerous uncertainties, which include, but are not limited to, the Company’s ability to effectively manage its business functions while growing its business in a rapidly changing environment, the Company’s ability to adapt and expand its services in such an environment, the variability in the prices of paper and other raw materials. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission. The Company undertakes no obligation to revise any forward-looking statements or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.
For Further Information Contact:
Mr. Keith Walters, Chairman, Chief Executive Officer and President
Mr. Michael Magill, Executive Vice President
Mr. Richard L. Travis, Jr., Chief Financial Officer
Ennis, Inc.
2441 Presidential Parkway
Midlothian, Texas 76065
Phone: (972) 775-9801
Fax: (972) 775-9820
www.ennis.com

Ennis, Inc.
Condensed Financial Information
(In thousands, except per share amounts)

	Three months ended
	May 31,
	2008	2007
Condensed Operating Results

Revenues	$163,200	$152,774
Cost of goods sold	122,748	111,416

Gross profit	40,452	41,358
Operating expenses	22,135	22,648

Operating income	18,317	18,710
Other expense	1,094	1,573
Income tax expense	6,287	6,341

Net earnings	$10,936	$10,796

Earnings per share
Basic	$0.43	$0.42

Diluted	$0.42	$0.42

	May 31,	February 29,
	2008	2008
Condensed Balance Sheet Information

Current assets:
Cash	$2,294	$3,393
Accounts receivable, net	81,594	72,278
Inventories, net	91,265	98,570
Other	13,068	11,578

	188,221	185,819

Property, plant & equipment	58,203	58,988
Other	267,354	268,324

	$513,778	$513,131

Current liabilities
Accounts payable	$30,191	$29,658
Accrued expenses	27,240	21,913
Current portion of long-term debt	227	255

	57,658	51,826

Long-term debt	78,654	90,710
Deferred credits	21,738	22,116

Total liabilities	158,050	164,652

Shareholders’ equity	355,728	348,479

	$513,778	$513,131

	Three months ended
	May 31,
	2008	2007
Condensed Cash Flow Information
Cash provided by operating activities	$16,654	$9,484
Cash used in investing activities	(1,860)	(995)
Cash used in financing activities	(15,987)	(9,669)
Effect of exchange rates on cash	94	149

Change in cash	(1,099)	(1,031)
Cash at beginning of period	3,393	3,582

Cash at end of period	$2,294	$2,551